EXHIBIT D
Georgia Power Company
40 Inverness Center Parkway
Post Office Box 1295
Birmingham, Alabama  35201

Nuclear Operations Department

                                 March 18, 1997

Docket Nos. 50-424                                               LCV-0606G
            50-425

TAC Nos.    M84531
            M84532


U. S. Nuclear Regulatory Commission
ATTN:  Document Control Desk
Washington, DC 20555


                        VOGTLE ELECTRIC GENERATING PLANT
                    SOUTHERN NUCLEAR OPERATING COMPANY, INC.
                             LICENSED OPERATOR DATE


Gentlemen:

On March 17, 1997, the NRC approved and issued an amendment for Southern Nuclear Operating Company, Inc. (Southern Nuclear) to become the licensed operator of the Vogtle Electric Generating Plant. This approval was granted with the stipulation that the license conditions be implemented within 60 days and upon the official transfer of responsibilities between Georgia Power Company and Southern Nuclear. This letter is to advise the NRC that effective March 22, 1997, Georgia Power Company will officially transfer the responsibilities for operation of Vogtle Electric Generating Plant to Southern Nuclear. As of that date, it is requested that the NRC address their correspondence to Southern Nuclear rather than Georgia Power Company as correspondence to the NRC will be transmitted from Southern Nuclear. Mr. C. K. McCoy should continue to be the addressee at the following address on all such correspondence from the NRC:

                             Regular Mail (e.g. normal delivery)
                             Mr. C. K. McCoy
                             Vice President
                             Southern Nuclear Operating Company, Inc.
                             Post Office Box 1295
                             Birmingham, Alabama  35201-1295

Georgia Power Company


U. S. Nuclear Regulatory Commission                                   Page Two


                              Street Address  (e.g. Express Mail)
                              Mr. C. K. McCoy
                              Vice President
                              Southern Nuclear Operating Company, Inc.
                              40 Inverness Center Parkway
                              Birmingham, Alabama  35242


A revised NRC distribution list for Southern Nuclear is attached.


                                                              Sincerely,

                                                              /s/C.K. McCoy

                                                              C. K. McCoy

CKM/JMG

Attachment

cc:  Georgia Power Company
     Mr. H. A. Franklin
     Mr. W. G. Hairston, III
     Mr. J. D. Woodard
     Mr. J. B. Beasley
     Mr. M. Sheibani
     NORMS

     U. S. Nuclear Regulatory Commission
     Mr. L. A. Reyes, Regional Administrator
     Mr. L. L. Wheeler, Licensing Project Manager, NRR
     Mr. C. R. Ogle, Senior Resident Inspector, Vogtle


LCV-0606G

                                   ATTACHMENT

            SOUTHERN NUCLEAR ADDRESSES FOR THE NRC DISTRIBUTION LIST

Mr. W. G. Hairston, III
President and Chief Executive Officer
Southern Nuclear Operating Company, Inc.
P. O. Box 1295
Birmingham, Alabama  35201-1295

Mr. J. D. Woodard
Executive Vice President
Southern Nuclear Operating Company, Inc.
P. O. Box 1295
Birmingham, Alabama  35201-1295

Mr. J. B. Beasley
General Manager, Vogtle Electric Generating Plant
Southern Nuclear Operating Company, Inc.
P. O. Box 1600
Waynesboro, Georgia  30830

Mr. J. A Bailey
Manager, Licensing
Southern Nuclear Operating Company, Inc.
P. O. Box 1295
Birmingham, Alabama  35201-1295